LICENSE AGREEMENT

     THIS LICENSE AGREEMENT is made as of the 17th day of April, 1997, by and between Fountain Fresh International, a corporation organized under the laws of the State of Utah, U.S.A. (hereinafter referred to at times as the "Company" and at times as Fountain Fresh) and Katori Consultants, Ltd., organized under the laws of the British Virgin islands, its assignees, nominees 'or transferees (hereinafter referred to at times as "Licensee").

                                 R E C I T A L S

     WHEREAS,  Company  has  pioneered  developed,   patented  and  manufactures
In-store, self service, pressure fill, mini bottling plant/beverage centers for worldwide distribution; and

     WHEREAS, the Beverage Center Equipment is used to dispense Fountain Fresh Beverages and purified water; and

     WHEREAS, the Company operates under the name "Fountain Fresh under which banner it has begun to establish an international network of purchasers of the Beverage Center Equipment that have marketed and distributed the Beverage Center Equipment in specific geographical territories; and

     WHEREAS, Licensee recognizing the value of the Fountain Fresh products wishes to act as the Company's distributor for the Beverage Center Equipment, Optional Equipment and the Fountain Fresh Beverages and other Products, and the Company is willing to appoint Licensee upon the terms and conditions specified herein; and

     WHEREAS, the business of Licensee will be, among other things, to place Beverage Center Equipment and Optional Equipment in retail and wholesale businesses to dispense Fountain Fresh' Beverages, to service and repair the Beverage Center Equipment and to develop marketing, promotion and merchandising programs for the Fountain Fresh Beverages, Beverage Center Equipment and Optional Equipment and other Products.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt of which is acknowledged by the Company and the Licensee, the Parties hereto agree to be bound and abide by the following terms and conditions:

                              1. DEFINITIONS

     A. Beverage Center Equipment. The beverage dispenser and pump currently referred to as the Beverage Center 2000 and all models, changes, improvements, modifications thereto which Beverage Center is used for filling plastic refillable bottles with carbonated and non-carbonated Beverage and Water Products. The Beverage Center Equipment is also referred to herein at times as the "Beverage Center".

     B. Beverage(s). Beverage(s), as used herein, include all carbonated and non-carbonated drinks made from the Company's Syrups, Juices, Purified Water, and all other drink or syrup products produced or sold under the Fountain Fresh trademark or label.

     C. Beverage Dispensers. The equipment used for dispensing beverages including the Beverage Center Equipment, the "Fountain Tower", the "Bubbler" and the "Slush Machine".

     D. Business Operating Unit. A Business Operating Unit is defined as fifteen Beverage Centers plus a combination of Other Equipment as follows: forty Fountain Towers, forty Bubblers and forth Slush Machines.

     E. Bibs/Canister. One of the packaging units for the Syrups.

     F.  "Company"  shall  include  the  parent,   any  subsidiaries  and  other
affiliates of Fountain Fresh International, incorporated.

     G. Concentrates. Fountain Fresh's basic flavor ingredients.

     H. "Confidential Information" includes, but is not limited to, any and all confidential inventions, trade secrets, manufacturing processes, know-how, product designs, equipment designs, technical information, technical designs;
engineering data, specifications, blueprints, drawings, computer programs formulas, recipes, compositions, profit margins, customer lists, vendor and supplier lists and agreements, distributor and sales representative lists and agreements, marketing and other business strategies, forms, sales aids, methods of production, organization, pricing, discount structures, proposals and correspondence and manufacturing processes and other confidential information and materials that are heretofore or hereafter owned or controlled by the Company and that relate to the design, production, operation, marketing, sale, repair, distribution and use of the Products or that otherwise relate to the business, products or services of the Company. Confidential Information shall include any enhancements or modifications to any of the Products or any components thereof developed or discovered by the Licensee or any of its principals, stockholders, successors, assigns, agents or employees. The

     Licensee acknowledges and agrees that prior to the execution of this Agreement it received samples or shipments of all of the Products and that Fountain Fresh International's Confidential Property contained therein or derivable therefrom are subject to the protection and restrictions of this Agreement.

     I. Dealers. Licensees, sub-licensees, franchisees or other Independent agents selling, distributing or marketing the Products for Licensee In the Territory.

     J. "f.o.b." and "cif" shall have the meanings assigned to them in the ICC terms, ICC Publication No. 350 (March 1980).

     K. Ionization System. The water purifying system developed by the Company and all Improvements, modifications, changes or adaptations and property rights relating thereto.

     L. Marketing Plan. Licensee's plan for the penetration of the Beverage market and distribution of the Products in the Territory. It is anticipated that Licensee will market the Products through distributors, sub-licensees, franchisees or other independent agencies. The Marketing Plan must be approved in writing by the Company and updated annually with the Company's written approval. The Marketing Plan must include, among other items, a systematic plan for penetrating the beverage market in the Territory, a list and background of competitors and their market share, management, an estimate of market penetration by year, an on-going five year forecast of Product sales, gross sales projections by Product categories, estimated number of retail outlets using the Equipment and their general location, advertising by media type and financing and capital available for installation and service of the equipment and implementation of the Marketing Plan.

     M. Optional Equipment. The Company's alternative Beverage dispensers. This equipment currently includes, but is not limited to, the "Fountain Tower", the "Bubbler" and the "Slush Machine". The Fountain Tower is used to dispense carbonated Beverages. The Bubbler is used to dispense non-carbonated Beverages. The Slush Machine is used to dispense slushed-ice Beverages.

     N. Patent Rights. Means the inventions and technology identified or described in the Patents relating to the Beverage Center Equipment.

     0. Products. Products refers to the Fountain Fresh Beverages, Syrups, Water, Beverage Center Equipment, Optional Equipment and spare parts and accessories as further described in Exhibit "A" attached hereto and by reference made a part hereof and other products approved by the. Company from time to time for sale by Licensee.

     P. Syrups. The Company's basic flavor Concentrates plus sugar and other additives. The Syrups include, without limitation: carbonated flavors such as: lemon lime, cola, diet cola, orange, rootbeer; non-carbonated flavors, juices, and concentrates the formula for each of which constitutes confidential Information and a trade secret of the Company.

     Q. "Territory" The geographical area described on Exhibit "B" attached hereto and by reference made a part hereof.

     R. "Trademarks" refers to any and all of the trademarks, service marks, trade names, logos and related commercial symbols whether or not registered by the Company or Its subsidiaries or other affiliates in the Territory, Including the trademarks set forth on Exhibit "C" attached hereto, and all good will related thereto that are associated with the Products or any other business, products and services of the Company or its affiliates.

     S. Water. All water dispensed through the Beverage Centers, or Remote Centers using the Fountain Fresh Ionization System or otherwise distributed or sold by Licensee.

     T. Remote Centers. Equipment related to the Beverage Centers used to dispense Beverages separate from the Beverage Center itself (such as In the isle or at the front of the store or for the Dealers own in-store use).

                                 2. APPOINTMENT

     A. Licensee. Subject to the terms and conditions of this Agreement and the continuing performance by the Licensee of its obligations hereunder, except as provided in paragraph 2D below, the Company grants to Licensee and Licensee accepts appointment as the Company's exclusive distributor in the Territory to market, sell, distribute, install and maintain the Products of the Company. Licensee is authorized to promote, distribute and sell the Products only in the Territory and Licensee is not authorized to sell, market or distribute any products of the Company except as provided herein.

     B. Licensee is authorized to market, sell and distribute the Products through distributors, sub-licensees, franchisees or other independent agents and Dealers as authorized in the Marketing Plan.

     C. Product Modification. The Company may, in its sole discretion, upon ninety days prior notice to Licensee: (a) modify, alter, improve, change or discontinue any of the Products or Product lines; (b) make additions to, deletions from or modifications in -the designs, specifications, components, ingredients and packaging of 'any or all of the Products; (c) cease designing, developing, manufacturing and assembling any and all of the Products; and (d) cease marketing, selling and distributing all or any of the Products from time to time with prior notice to Licensee. Licensee shall have no claim against the Company for damages resulting from any such modification, alteration, improvement, change or discontinuance; however, this provision shall not affect any express warranties of the Products.

     D. Reservations. The Company reserves the right to sell, market and distribute the Products in the Territory as follows:

     E. Capital and Facilities. Licensee certifies that it has and will maintain the knowledge, capital, facilities and personnel necessary to distribute, promote and service the Products of the Company within the Territory in accordance with its annually approved Marketing Plan.

     F. Use of Name. Licensee shall not use the Company's Trademarks or any part thereof as a part of Licensee's corporate name or any other name in which Licensee may do business except as specifically provided herein. Licensee may not use the name Fountain Fresh as a DBA or fictitious name in the Territory without the express written permission of the Company. Licensee shall have a right to use the trade name and trademarks, Fountain Fresh, and related commercial symbols under a separate license in connection with Its Dealer distribution and marketing program as provided in the Marketing Plan.

                       3. PRODUCT ORDERS AND TERMS OF SALE

     A. Purchase Orders. Licensee shall purchase the Products from the Company for its own account and shall re-sell the Products for its own account in the Territory. Licensee shall not be deemed a sales agent for the Company. Licensee shall purchase the Products pursuant to written orders on forms acceptable to the Company. All purchase orders shall be deemed to incorporate the provisions of this Agreement. Licensee agrees to comply with minimum orders for Products and other requirements for Product orders reasonably established by the Company from time to time. Licensee shall use its best efforts, based upon commercially reasonable standards, to place purchase orders hereunder in a regular and even fashion to assist the Company in efficiently scheduling production of the Products.

     B. Product Prices. The current purchase prices and certain other terms and conditions for the purchase of the Beverage Center Equipment, Concentrates and Syrups, Optional Equipment and certain spare parts as of the date hereof are set forth on Exhibit "D" attached hereto and incorporated herein. The purchase prices for the Syrups and Concentrates shall be reasonably determined by the Company from time to time, in good faith. Any Syrup or Concentrate price may be reasonably changed, at any time, upon prior written notice to Licensee. The Company may change, alter, delete or amend such terms and conditions of sale, minimum order and prices for the non-concentrate and syrup Products at any time and from time to time with 90 days prior written notice to Licensee for the Equipment Products and 30 days for the other Non-Syrup Products. Prices are f.o.b. the Company's warehouse. Payments by Licensee for all Products purchased from the Company shall be made in United States Dollars, without any off-set or counterclaim and free and clear of and without any deduction whatsoever. In addition, Licensee shall pay a royalty on all Beverage sales as set forth in paragraph 6B below. Failure to make payments when due shall constitute a material breach of this Agreement. The Company may publish a suggested resale price list from time to time, but Licensee is free to establish its own resale prices and other terms and conditions under which it will re-sell the Products. In the event Licensee falls to remit any payments due the Company under this Agreement, the unpaid balance due to the Company shall bear Interest at eighteen percent (18t) per annum or the permissible legal rate, whichever is lower, until paid in full.

     C. Acceptance of Orders. All orders for Products shall be subject to acceptance by the Company. The Company will make reasonable efforts to see that its manufacturing agent or agents promptly fill all accepted orders according to instructions given by Licensee.

     D. Taxes and Fees. Licensee shall pay and indemnify and hold the Company harmless from all sales taxes, use taxes, Import taxes and other taxes of any type levied upon the sale of Products and performance of this Agreement in the Territory.

     E. Shipping Costs and Insurance. All shipping charges and insurance shall be borne by Licensee. Licensee shall be responsible for Product safety, care, damage and insurance in shipping. Licensee shall, at its own expense, make and negotiate all claims against. any carrier.

     F. Defective Products. Each of the delivered Non-Syrup and Concentrate Products shall be deemed accepted by Licensee unless notice of defect is received within sixty (60) days of actual receipt (cif) thereof by Licensee and the defective Product(s) are shipped back to the Company within the sixty (60) day period or other arrangements are made. In the event of discovery of a defective Non-Syrup Product, and such defect is determined by the Company to be a valid complaint, Licensee's sole remedy shall be to exchange such defective Product for a new one of the same type; provided, however nothing herein shall be construed as limiting the coverage of any Product liability insurance or other insurance coverage of the Company or Licensee. A copy of the equipment warranty of the Company is attached as Exhibit "E" hereto. Remedies for defective Syrup and Concentrate Products shall be governed by the policies and procedures of the respective manufacturers of the Syrups. Products may be returned to the Company If required for repair. However, the Company must give written authorization for any such returns.

     G. Packaging of Products. The Products shall be packaged for sale as the Company typically packages similar products. All packaging shall be in the English language unless the Licensee provides otherwise In writing and provides to the. Company true, complete and accurate specimens of all such packaging in the requested foreign language. Packaging changes reasonably requested by Licensee shall be made at Licensee's expense.

     H. Beverage Dispenser Manufacturing. It is understood that the Company may choose to manufacture the Beverage Center Equipment and Syrups itself or third parties may manufacture the Beverage Center Equipment or Syrups either in the United States or elsewhere, in Its discretion. At present, the Optional Equipment Is manufactured for the Company by third parties under a private label.

     I. Initial Order. Licensee's initial order of the Products is attached hereto at Exhibit "I" and by reference made a binding and material part hereof.

                                     4. TERM

     A. Initial Term. The initial term of this Agreement shall be for five (5) years commencing on the date of execution of this Agreement.

     B. Renewals. Licensee will have the option to renew this Licensee Agreement at the expiration of the initial term hereof for an additional five (5) year term and for up to a total of five (5) additional five (5) year successive terms at the end of each subsequent renewal period for a total of thirty years; provided that, at the time of each renewal:

     (1) Licensee is not in material default of this Agreement, has timely paid for all Products ordered, has substantially complied with the provisions of this Agreement during the term hereof and agrees to execute the then standard form of Agreement of the Company. Any changes that occur in future Agreements will be commercially reasonable.

     (2) If Licensee does not meet the requirements described above, or if Licensee does not desire to renew this Agreement, this

  Agreement shall expire at the end of the initial term or the applicable renewal term.

               5. DEVELOPMENT OF TERRITORY AND MINIMUM PERFORMANCE

     A. Development of Territory. The development of the Territory on a state-by- state basis shall be approved by the Company as part of the Marketing Plan.

     B. Product Purchases. Licensee agrees to purchase the minimum quantities of the Products from the Company as specified in Exhibit "F" ("Minimum Purchase Schedule") attached hereto and by reference made a part hereof.

     C. In addition, Licensee agrees to pay the following minimum royalties each year:

                       Year 1                    $15,000
                       Year 2                    $30,000

     Thereafter the minimum royalty shall increase by 20% per year based on the immediate prior year's sales for years three through ten percent per year based on the immediate prior year's sales for years eleven through twenty.

     In the event the royalty fees paid by Licensee in any year (as provided in paragraph 6B below) are less than its minimum royalty, as provided above, Licensee shall pay the difference to the Company within 30 days after the end of the applicable year.

     D. In the event Licensee fails to meet the Minimum Purchases set forth on Exhibit "F", from time to time, the Company shall have the option, in its sole discretion, to terminate this License Agreement as provided in Article 12 hereof.

          6. FEES AND ROYALTIES AND OTHER RESPONSIBILITIES OF LICENSEE

     In addition to its other duties and responsibilities set forth in this agreement, Licensee shall, in good faith, perform the following duties and obligations:

     A. Pay an initial license fee of $5 million (USD) payable as follows:

          $500,000 on or before .......................... April 1, 1997
          $500,000 on or before .......................... June 15, 1997
          $500,000 on or before .......................... January 20, 1998
          $500,000 on or before .......................... January 20, 1999

     $250,000 on or before ............................... January 20, 2000
     $250,000 each year thereafter including ............. January 20, 2003
         $200,000 on or before ........................... January 20, 2004
         $200,000 each year thereafter including ......... January 20, 2010
         $100,000 on or before ........................... January 20, 2011
         $100,000 each year thereafter through ........... January 20, 2016

       TOTAL: $5,000,000           which is 4 payments of $500,000;
                                   4 payments of $250,000;
                                   7 payments of $200,000 and
                                   6 payments of $100,000

     B. Pay an additional license fee of 10% of each sub-license or Dealer fee for each Dealer or Licensee sold or established in the Territory. This fee shall be paid within twenty (20) days of such sale or establishment.

     C. Asset Purchase Effective March 1, 1997 Licensee shall purchase the existing Installed equipment base for operating units in the United States for $1,595,964.57 (USD) upon the following terms and conditions.

     $500,000 on          ........................... or before March 31, 1997
     $500,000 on          ........................... or before June 15, 1997
     $595,744.57          on or before .............. October 1, 1997

     In addition, Licensee agrees to undertake and pay all operating costs and expenses from the date of purchase, including, personnel, warehousing, distribution, servicing, maintenance vehicle costs and other operating expenses. A schedule of such assets is attached hereto at Exhibit "A-1".

     D. In addition, Licensee shall pay to the Company a continuing monthly royalty fee in an amount equal to one cent ($.01) per liter of Beverage sold in the Territory through the Beverage Centers, Remote Centers, Optional Equipment or other Beverage Dispenser Equipment (exclusive of Water) and three cents ($.03) (USD) per liter of Water sold in the Territory through the Optional Equipment, Beverage Center, Remote Center or other Beverage Dispenser Equipment. The royalty is payable on or before the 20th day of each month (the "Due Date") for sales in the preceding calendar month. Royalty Fees which are not paid when due will bear a late charge of $100.00 and shall accrue interest at the rate of eighteen percent (18%) per annum from the due date until paid in full provided that such interest rate shall not exceed the interest rate allowed by law in the Territory.

     E. Using its best efforts, based upon commercially reasonable standards, and to devote such time as is necessary to vigorously and consistently promote the sale of the' Products and to attain and sustain maximum sales of the Products In the Territory and to meet Its obligations under the Marketing Plan. In this regard, Licensee will keep the Beverage Centers fully stocked and clean with In-store advertising and promotions. . Licensee shall refrain from engaging in any activity whatsoever that might reasonably be deemed as injurious to the sales potential of the Products in the Territory.

     F. Being responsible to obtain, at its sole cost and expense, all governmental approvals licenses and certificates for Licensee to do business in the Territory and to strictly comply with all laws and regulations in the Territory applicable to importation, marketing and sales of the Products, and Installation and maintenance of the Equipment in the Territory, the selling of Dealerships, and the remittance of all sales taxes, government withholdings, withholdings taxes for employees, Income taxes, reporting of distributor income information to appropriate government agencies as well as payment of all government taxes and fees.

     G. At its expense, Licensee shall be responsible for and shall oversee the operations of all marketing and distribution of the Products in the Territory, including, without limitation:

     (1) With the approval of the Company, establishing the Marketing Plan which is to be annually updated and approved by the Company within thirty (30) days prior to the anniversary date hereof. To assist Licensee in preparing its Marketing Plan, the Company may prepare computer models based upon market surveys conducted by Licensee. Such surveys and models are not Intended to take the place of Licensee's own analysis and surveys of the relevant markets. Licensee is responsible for its own market analysis and the preparation of the Marketing Plan for the Territory;

     (2) Setting up advertising and marketing campaigns and to service, maintain, stock and otherwise merchandise and promote the Beverage Centers, Optional Equipment, Beverages and other Products In the Territory. All advertising materials, technical literature and promotional materials must be approved by the Company in writing prior to release or distribution;

     (3) Establishing legal contracts, forms, etc. in the Territory for its Dealers, retailers and wholesalers;

     (4) Providing continuing training and education to Dealers, retailers and customers of the Products. Licensee shall indemnify and hold the Company harmless from the performance, non-performance, costs, liabilities and claims relating to or resulting from Licensee's duties, obligations and responsibilities hereunder, whatsoever.

     H. Except as expressly provided herein, conducting its own business in its own name and in such manner as it sees fit, being solely responsible for the acts and conduct of its employees and agents. Licensee shall be responsible for the selection, training, supervision of and the payment of compensation to its employees and Dealers.

     I. Maintaining a current computer mailing list of Dealers and prospective Dealers, J. Not engaging in any unfair trade practice or making any false or misleading representation with regard to the Products or the Company.

     K. Marketing, selling, supplying and distributing only products that do not compete or conflict with the Company's Products. Licensee agrees not to knowingly sell, market, distribute or ship the Products outside of the Territory, nor to sell the Products to third parties who are selling, marketing, distributing or shipping the Products outside of the Territory.

     L.  Obtaining  and  forwarding  to the Company any  information  concerning
activities  of  competitors   of  the  Company  in  the   Territory,   including
competitors' literature and price information.

     M. Marketing, selling, supplying & distributing only products and services reasonably approved in writing by the Company and abide by the Company's policies and procedures for the ordering, installation, service, maintenance, use and sale of the Products in effect from time to time. Licensee shall market, sell and distribute the Company's entire line of Products, including without limitation, new, changed or modified Products available from time to time. Only Fountain Fresh Beverages and other Products may be sold through the Beverage
Centers, Remote Centers and Optional Equipment and other Beverage Dispensers. All Syrups and Concentrates, Beverage Center Equipment, Optional Equipment parts and supplies will be purchased only from the Company or its designated agents and approved suppliers. The items set forth on Exhibit "G" must be purchased from the Company, other items may be purchased only from approved suppliers.

     N. Notifying the Company promptly of any existing or possible claim involving the Licensee, Dealers or retail customers which may involve the Company.

     0. Not  doing  any act with  respect  to the  Trademarks  or  Products  not specifically authorized by this Agreement; making no application for registration or other protection or use of any of the Trademarks or any item or items similar thereto without the prior written consent of the Company and then only upon the terms and conditions specified by the Company in connection therewith. It Is agreed that the filing of slogans, logos and other commercial symbols in a non-English language shall be at the expense of Licensee, but such slogans, logos and other commercial symbols shall be filed In the name of and owned by the Company.

     P. Requiring its principals to execute a Non-Disclosure-Non-Competition Agreement, substantially in the form of the Agreement, attached hereto as Exhibit "H". This Confidential Information Agreement may be amended with the approval of the Company's counsel on advise of Licensee's counsel.

     0. Being  responsible  for and  bearing the costs of any and all custom art work, design, negatives, plates, set up costs, translations, labels or publications (other than any product labels and literature which the Company has available) which Licensee may choose to create or shall be required by regulatory agencies In the Territory for the sale of the Products.

     R. Being responsible for all costs of its doing business in the Territory, Including, without limitation, postage, telephone, photocopying, salaries, travel, overhead, certification of the Products with Health Departments and other regulating bodies, taxes, regulatory requirements and the like. Licensee agrees to indemnify and hold the Company harmless from any and all such costs and expenses.

     S. Maintaining an adequate inventory of parts for the Products as required by the Company in order to provide for the prompt repair and service of the Products.

     T. Installing and maintaining all Beverage Center Equipment and Optional Equipment at its expense; establishing and providing on-going service to and repair of the Beverage Center Equipment and Optional Equipment for all customers and Dealers in the Territory.

     U. Licensee further agrees to appoint a representative to act with full authority in matters and agreements between the Parties. Initially, the representative for Licensee is as set forth on Exhibit "J". Such representative may be changed from time to time upon written notice to the Company. The corporate representative of Licensee shall have the authority to make final decisions for the Licensee and shall be authorized to sign documents for all matters between the Parties.

     V. Not modifying, altering or changing the Products or their components, ingredients, packaging or labels without the prior written consent of Fountain Fresh.

     W. Completing the required training set forth In item 7A below.

     X. In addition, Licensee represents and warrants that during the initial term hereof, it has available a minimum of $5,000,000 ( USD ) working capital to introduce the Products into the Territory and to otherwise Implement the Marketing Plan.

                       6. RESPONSIBILITIES OF THE COMPANY

     A. Training. The Company will furnish a training program of up to 30 days for up to 10 employees of the Licensee. The training shall be held at Salt Lake City, Utah, U.S.A. or as otherwise mutually agreed. The training shall be without charge to the Licensee; however., the cost of all travel, meals and lodging of Licensee and Its attendees are to be paid by the Licensee. Licensee must complete the training session before commencement of operations.

     B. Marketing Assistance. Upon reasonable prior written request from the Licensee, the Company will, during the term of this Agreement, make its staff and departments available at Salt Lake City, Utah, U.S.A. or such other location as the Company shall designate, for consultation with representatives of Licensee's staff on matters concerning the Company's Products at a per them rate as agreed, but not less than U.S. $350.00 per day. Licensee shall also pay all transportation, lodging, food and other travel and lodging costs of the Company in connection with such consultation.

     C. Technical Assistance. The Company will provide drawings and specifications for accessories and an installation manual and operating manual. Upon written request, the Company will provide to Licensee qualified technicians familiar with the Products for reasonable periods during the term of this Agreement, but at such times and for such periods as not to Interfere unduly with the Company's business, at a per them rate as agreed, but not less than U.S. $350.00 per day. Licensee shall also pay all transportation, lodging, food and other travel and lodging costs of the Company in connection with such consultation.

     D. Promotional Material. The Company will provide Licensee with such English language promotional, sales and technical information, literature and brochures, catalog sheets, price lists, order forms and other information and sales aides as may be made available by the Company for use by Licensee; provided, however, that the Company may charge Licensee a reasonable price for such materials. Licensee may, at its cost, produce materials for the Territory; however, the company must first pre-approve, in writing, all samples of advertising and other promotional materials which must be supplied to the Company not less than twenty days prior to use by Licensee.

     E. Additional Marketing Support. To the extent the Company deems appropriate, provide marketing support programs such as advertising, promotional materials, public and customer relations, publicity, and corporate identity programs.

     F. Warranty. The Company warrants only the Beverage Center Equipment as provided in the warranty attached at Exhibit "E". The warranty on optional equipment will be provided by the manufacturer.

     G. Referrals. The Company will refer to Licensee all inquiries received by it for purchase of the Products in the Territory, except as provided in paragraph 2C above.

     H. Patent Rights. The Company shall, at its sole cost and expense, take all actions which it reasonably believes to be necessary to obtain and to defend patent rights to the Beverage Center Equipment and to prosecute infringement claims.

                           8. ADVERTISING & PROMOTION

     A. Licensee agrees to advertise and promote the Products in the Territory. Licensee agrees to spend on advertising and promotional programs in the Territory the amount approved by Fountain Fresh in the Marketing Plan which amount will be not less than one percent (1%) of its monthly Gross Receipts from the sale or lease of the Products unless otherwise agreed in writing by the Company. All advertising by Licensee shall be conducted in a dignified manner, shall conform to the standards established from time to time by the Company and shall display the Trademarks only in the manner approved by the Company. In addition, all Licensee Is advertisements must conform to the advertising guidelines published by in the Company and must be pre-approved by the Company.

     B. Further, Licensee agrees to contribute to the Company a percentage of its Gross Receipts for regional advertising programs in the Territory. The Company will provide an annual non-audited accounting to Licensee on the use of these funds. The advertising fee shall be paid so as to be received by the Company not later than the 20th day of each month.

     C. The term "Gross Receipts" includes the total receipts from the sale or lease or rent of all Products and services rendered by Licensee in the Territory.

                            9. RECORDS AND REPORTING

     A. During the term of this Agreement, Licensee agrees, at Its expense, to maintain at its principal office and preserve for three (3) years from the date of their preparation or such greater period as may be required by applicable law, full, complete and accurate books, records and accounts.

     B. Licensee further agrees to submit a monthly report in the format specified by the Company on a store-by-store, Dealer by Dealer basis setting forth the volume of sales of the respective Products, by brand and package, equipment installation, category sales In comparison with the competition, competitive sales prices, market share volumes, margins, problem areas and other information reasonably requested by the Company in the Territory and forecasting Product sales for each of the Products for the current quarter and the following quarter, updated monthly. The reports are due not later than the twentieth day of each month.

     C. Licensee shall furnish quarterly financial statements to the Company in a form prescribed by the Company. Within 30 days after the end of each fiscal year Licensee will provide to the Company annual statements of profit and loss and source and application of funds for the fiscal year and a balance sheet as of the end of the fiscal year, verified and signed by Licensee.

     D. Upon reasonable notice, the Company, or its agents, shall have the right to examine and make copies of the books and records, financial statements and sales and Income tax returns of Licensee.

                            10. PROTECTIVE PROVISIONS

     A. Confidential Information. Confidential Information concerning the Company, its business, its affiliates or the Products which is disclosed to Licensee, or which otherwise becomes known to the Licensee as a result of the relationship created by this Agreement, shall be used by Licensee only during the term and for the purposes of this Agreement. Licensee acknowledges and agrees that the Confidential Information is commercially valuable. At all times during and after the term of this Agreement, Licensee shall maintain In confidence, and shall take all necessary steps to insure that its shareholders, directors and employees maintain in confidence, all such Confidential Information and Licensee shall refrain from in any way disclosing, selling, transferring or marketing available any portion thereof to others, excepting only to such persons and extent as may be specifically authorized in writing by the Company. Any unauthorized use of the Confidential Information by Licensee shall constitute an infringement of the rights of the Company in and to the Confidential Information. Licensee agrees that all unauthorized usage of the

Confidential Information by Licensee and any monies earned or received by Licensee shall inure to the exclusive benefit of the Company.

     B. Non-Competition. Licensee represents and warrants to the Company that it is not, directly or indirectly, acting as an agent, representative or distributor and is not designing, developing, manufacturing, licensing, promoting, selling or distributing any Products which are similar to or competitive with the Products. Furthermore, during the term of this Agreement and for a period of two (2) years thereafter neither Licensee, nor its subsidiaries or affiliates, nor partners, shareholders or principals of the shareholder, shall, directly or indirectly, on its or their own account or as an officer, director, or shareholder of any other person, firm, entity, partnership or corporation, own, operate, lease, license, conduct, engage In, be connected with, have any Interest in or assist any person or entity engaged in the design, development, manufacture, license, promotion, selling or distribution in the Territory, or anywhere In the world, any products that are similar to or competitive with the Products.

     C. Termination. Licensee agrees that any breach of its obligations under this Article shall constitute just cause for termination of this Agreement. The provisions of this Article 10 shall survive any termination of this Agreement.

     D. Enforceability. It is the desire and Intent of the Parties to this Agreement that the provisions of this Article be enforced to the fullest extent permissible under applicable laws.

                                 11. TRADEMARKS

     A. Licensee is permitted by the Company to use the Company's Trademarks and Licensee agrees to use the Trademarks In marketing the Products to the extent permitted in the Territory. However, such Trademarks and their derivatives shall remain the property of the Company and Licensee's right to use such names or trademarks shall terminate upon expiration or termination of this Agreement.

     B. Licensee acknowledges that Licensee has no proprietary interest whatsoever In the Trademarks or the Confidential Information and that Licensee's right to use the Trademarks or Confidential Information is derived solely from this Agreement and is limited to the conduct of its business pursuant to and in compliance with this Agreement and all applicable specifications, standards and procedures prescribed by the Company.

     C. Licensee's use of the Trademarks shall be in accordance with applicable Trademark law. Licensee shall not use any Trademark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs or symbols, or in any modified form without the Company's consent, nor may Licensee use any Trademark In connection with the sale of any unauthorized products or service or in any other manner not expressly authorized under this Agreement. Licensee agrees to display the Trademarks prominently and in the manner prescribed by the Company. Further, Licensee agrees to give such notice of trademark registrations and to make written acknowledgements of the Company's exclusive ownership of the Trademarks. In the event the Company authorizes Licensee to register or should Licensee acquire any of the Company's Trademarks, Licensee agrees that such registration or acquisition Is made as an agent of the Company and In the name of the Company or assigned to the Company, and the Company will have full title and ownership of such Trademarks.

     D. Licensee shall notify the Company immediately in writing of any apparent Infringement of or challenge to Licensee's use of any Trademark or claim by any person of any rights in any Trademark or any similar trade name, trademark or service mark of which Licensee becomes aware. Licensee shall not communicate with any person other than the Company and Its counsel In connection with any such infringement, challenge or claim except as may be required by law. The Company shall have sole discretion to take such action as it deems appropriate and the right to exclusively control any litigation, proceeding or other administrative claim or other action relating to any Trademark. Licensee agrees to execute any and all instruments and documents, render such assistance and do such acts and things at the Company's expense as may, in the opinion of the Company's counsel, be necessary or advisable to protect and maintain the interest of the Company in any such litigation, proceeding or other administrative proceeding or to otherwise protect and maintain the interests of the Company in the Trademarks. If it becomes advisable at any time, in the Company's sole discretion exercised in good faith, for the Company and/or Licensee to modify or discontinue use of any Trademark, and/or use one or more additional or substitute trademarks or service marks, Licensee agrees, at its expense, to comply therewith within a reasonable time after notice thereof by the Company.

     E. Any goodwill arising from the use of the Trademarks in the Territory shall inure to the sole benefit of the Company.

     F. Licensee shall not sell the Products under any Trademark other than the Company's Trademarks without the prior written approval of the Company. Licensee shall not remove, conceal or alter any Trademark.

     G. Licensee represents that it has not sought or obtained and agrees that it shall not seek or obtain any Trademark registration involving the Trademarks or any patent or other Intellectual property protection for the Company's Confidential Information.

                     12. THE COMPANY'S RIGHTS OF TERMINATION

     A. In addition to the Company's other rights of termination that it may have at law or equity or as contained in this Agreement, the Company shall have the following rights of termination:

     (1) If Licensee fails to meet its Minimum Performance obligations from time to time, as set forth In Article 5 above and Exhibits "F" and "F-1" attached hereto, the Company shall have the right to terminate this Agreement effective ninety (90) days after delivery of notice of default if such default is not cured within the 90-day notice period. In the alternative, Licensee may, in its sole discretion, after the notice period, keep the Agreement in force, but terminate the exclusive rights of Licensee in the Territory.

     (2) In addition, the Company shall have the right to terminate this Agreement should Licensee violate any other material term of this Agreement and such violation Is not cured within 15 days if such default is for failure to pay any money payable by Licensee pursuant to any provision of this Agreement and 30 days after written notice of default for any other material default (which notice shall describe the event of default and the action that Licensee must take to correct the same).

     (3) The Company shall also have the right to terminate this Agreement effective upon delivery of notice of termination to Licensee if:

          a. Licensee or any of its owners makes an unauthorized assignment of this Agreement without the consent of the Company, which consent will not be unreasonably withheld or delayed;

          b. Licensee or any of its directors or officers are convicted of , or plead guilty to a charge of a material violation of any law relating to the Licensee's business;

          C. Licensee consistently fails to timely pay any of its obligations or liabilities due and owing to the Company.

          d. Licensee is insolvent or is a party to any receivership or similar proceeding, other than as a creditor;

          e. Licensee makes an assignment for the benefit of creditors or enters into any similar arrangement for the disposition of its assets for the benefit of creditors;

          f. Licensee voluntarily or otherwise abandons the business hereunder;

          g. Licensee repeatedly fails to materially comply with this Agreement (defined as occurring three or more times during any term of this Agreement), whether or not such failures to comply are corrected after notice thereof Is delivered to Licensee.

          h. Licensee breaches the Protective provisions set forth In Article 10 above.

     B. The Parties agree that if a violation or default is not cured within any period allowed for the correction of the violation or default, termination of this Agreement will occur automatically without further notice.


               13. THE COMPANY'S RIGHTS AND LICENSEE'S OBLIGATIONS
                         UPON TERMINATION OR EXPIRATION

     Upon expiration or termination of this Agreement:

     A. The Company shall be free to sell and distribute the Products within the Territory. and license others to also do so anywhere in the Territory.

     B. The payment date of all monies due to the Company by Licensee shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously.

     C. Licensee shall:

          (1) Within 10 days after expiration or termination of this Agreement, pay to the Company all amounts due -and/or owing under this Agreement;

          (2)  Except  for  inventory  on  hand,   cease  selling  or  otherwise
          distributing the Products;

          (3) Immediately cease and desist from using or displaying any of the Trademarks, Product names and other forms of advertising indicative of the Licensee's Fountain Fresh business, Products or operations; and

          (4) Return in good condition all manuals, advertising materials and all other printed material pertaining to the operation of the Licensee's business received from the Company.

     The foregoing are in addition to any other right or remedy of the Company at law or equity.

                                 14. LIMITATIONS

     EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN PARAGRAPHS F AND G OF ARTICLE 3, THE COMPANY MAKES NO WARRANTIES RELATING TO THE PRODUCTS, EXPRESS, OR IMPLIED, AND EXPRESSLY EXCLUDES ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PRODUCTS OTHER THAN AS PROVIDED IN THIS PARAGRAPH. LICENSEE SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF THE COMPANY.

                                 15. ASSIGNMENT

     A. Licensee understands and acknowledges that the rights and duties created by this Agreement are personal to Licensee and that the Company has granted this Agreement in reliance upon the Individual or collective character, skill, aptitude, attitude, business ability and financial capacity of Licensee. Therefore, neither this Agreement nor any interest therein may be voluntarily, involuntarily, directly or indirectly, assigned, sold, sublicensed or otherwise transferred by Licensee or, its owners (including, without limitation, by consolidation or merger) without the prior written approval of the Company, which approval will not be unreasonably withheld. In addition, any such assignment or transfer without such approval shall constitute a material breach hereof and shall convey no rights to or Interests In this Agreement to such transferee. Consent to an assignment otherwise permissible under this Article may be refused by the Company unless, prior to the effective date of the assignment: (a) all obligations of Licensee incurred in connection with this Agreement shall have been assumed by the assignee; (b) Licensee shall have paid fees and other amounts owing the Company; (c) the transferee or its owners shall have completed any training program required of new Licensees and are willing to execute and be bound by the Company's them current form of License Agreement;
(d) Licensee or transferee shall have paid a training and transfer fee to the Company to cover the Company's administrative, legal and training expenses incurred in connection with such transfer in an amount equal to $20,000 for a transfer to any third party that is not affiliated with Licensee. For this purpose, an affiliate is any entity is one in which Licensee has at least a sixty (60%) ownership interest; and (e) Licensee shall sign a general release in favor of the Company.

     B. If Licensee or its owners shall, at any time, determine to sell, assign or transfer this Agreement (or an interest therein) or an ownership interest in Licensee, then Licensee or its owners shall obtain a bona fide, executed written offer from a responsible and fully disclosed potential purchaser and shall submit an exact copy of such offer to the Company. The Company shall have the right, exercisable by written notice delivered to Licensee or its owners within

60 days from the date of delivery of an exact copy of such offer to the Company, to purchase this Agreement and the Licensee's rights thereunder (or such interest in this Agreement) or such ownership Interest in Licensee for the price and on the terms and conditions contained In such offer, however, the Company may substitute cash for any form of payment proposed in such offer and Licensee shall have not less than 60 days to prepare for closing. If the Company does not exercise its right of first refusal within the 60 day time period, Licensee or its owners may complete the sale to such purchaser pursuant to and on the terms of such offer; however, that if the sale to such purchaser is not completed within 150 days after delivery of such offer to the Company, or if there is a material change in the terms of the sale, the Company shall again have the right of first refusal herein provided. These provisions shall not apply an approved transfer to a wholly-owned subsidiary of Licensee.

                                  16. INSURANCE

     A. Licensee shall procure and maintain in full force and effect, at Its sole cost and expense, comprehensive public liability Insurance against claims for bodily and personal injury, death and property damage caused by or in conjunction with its businesses pursuant to this Agreement of not less than $1,000,000. Such insurance coverage shall be maintained under one or more policies of insurance containing liability protection reasonably acceptable to the Company. Licensee will provide the Company with certificates of Insurance no later than the date Licensee Is opened for business in the Territory.

     B. Licensee will obtain and keep in force in the Territory at its expense product liability insurance for the Products in such amount as approved by the Company.

                               17. INDEMNIFICATION

     Licensee shall protect, indemnify and save harmless the Company from and against any and all costs, damages, liabilities, including, but not limited to, legal fees incurred by the Company or its officers and directors because of any act, neglect or omission of Licensee, its servants, distributors, employees, customers, agents or guests including, without limitation, malfeasance, misstatements made to customers or Dealers, nonfeasance, failure to perform, and breach of its duties and obligations under this Agreement.

                                   18. NOTICES

     All notices permitted or required under this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, during normal business hours, Monday through Friday, holidays excepted, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mall addressed as follows:

               THE COMPANY:

               Fountain Fresh International
               2030 North Redwood Road, Suite 70
               Salt Lake City, Utah 84116

               LICENSEE:
               Katori Consultants, Ltd.
               Suite 102
               SUDC Business Complex
               448 Perimeter
               Angeles City, Republic of Philippines

Subject to the right of either Party to designate by notice in writing to the other Party any new address to Which notice or communication may be sent.

                         19. REPRESENTATIONS OF LICENSEE

     Licensee understands that the success or failure of its business depends, In major part, upon the efforts of Licensee. The Company has made no income guarantees nor projections or any claims that Licensee will be successful. Licensee has done its own investigation, due diligence and evaluations regarding the business and has made its own independent determination of its value. This Agreement contains all of the terms and conditions agreed upon by the Parties. No promises or representations have been made by the Company or any of its representatives or agents other than herein set forth. No modifications of the terms of this Agreement shall be valid unless made in writing and executed by both the Company and Licensee.

                          20. DISPUTES AND ARBITRATION

     In the event any controversy or dispute shall arise between the Parties hereto in connection with, arising from or with respect to the provisions hereof, the relationship of the Parties hereto, the validity of this Agreement or any provision hereof or any purchase order accepted by the Company, such dispute. or controversy shall, on the request of either the Company or the

Licensee be submitted for arbitration to the American Arbitration Association in accordance with its International Commercial Arbitration Rules. All arbitration hearings shall be conducted in Salt Lake City, Utah, U.S.A. and the laws of the State of Utah, U.S.A. shall govern. The award shall be in writing in the English language and shall provide written reasons for the award. The arbitrator will have the power and jurisdiction to decide such controversy or dispute solely In accordance with the express provisions of this Agreement. The prevailing Party in any arbitration, suit or action to. enforce this Agreement, shall be entitled to recover the administrative costs of the arbitration proceeding and the fee for the arbitrator. The Parties agree that any claim hereunder shall result In an award not more than 270 days from the date of the statement of claim filed with the American Arbitration Association. The award and findings of the arbitrators shall be conclusive and binding upon all Parties hereto and the judgment upon the award may be entered in any Court of competent jurisdiction. The provisions of this Article shall survive the expiration or termination of this Agreement and are binding upon the Parties hereto.

                                21. MISCELLANEOUS

     A. Independent Contractors. The Parties hereto are independent contractors and nothing contained in this Agreement shall be construed to create the relationship of partners, joint ventures, franchisor-franchisee or employer-employee. Licensee acknowledges that it does not have, and shall not make any representations to any third party, either directly or indirectly, that Licensee has any authority to act In the name or on behalf of the Company or to obligate the Company in any way whatsoever except as expressly provided herein. Licensee shall not use -the word "agent" or any other designation which might imply that the Company is responsible for the acts of Licensee.

     B. Severability Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, not be effective to the extent of such prohibition, but such prohibition shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provisions in any other jurisdiction.

     C. Governing Law. The validity, enforcement, construction and rights and liabilities of the Parties and provisions of this Agreement, including without limitation, purchase orders hereunder shall be interpreted and governed in accordance with the laws of the State of Utah, U.S.A. and Licensee consents to the exercise over Licensee of general personal jurisdiction over the Licensee and venue in the courts of record of the State of Utah, U,S,A, The Company and Licensee . agree that all causes of action and claims arising out of this Agreement that are not arbitrated shall be litigated in the courts of record in the State of Utah, U.S.A., even though it may otherwise be possible to obtain jurisdiction over the Company elsewhere. Nothing herein shall prevent the Company from obtaining injunctive relief and enforcement of judgments and arbitration rulings in the courts of other jurisdictions. If the laws governing this Agreement require provisions or terms other than or in addition to those In this Agreement, then such terms shall be deemed incorporated herein, but only to the extent necessary to prevent the invalidity of this Agreement or any of the provisions hereof. All words In this Agreement shall be deemed to include any number or gender as the context or sense of this Agreement requires.

     D. Waiver. The failure of either Party to enforce, at any time or for any period of time, any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such Party thereafter to enforce its rights with respect to such provision.

     E. Amendment. This Agreement may be amended only by a written instrument signed by duly authorized representatives of both Parties.

     F. Headings, References. The headings of the Articles and Paragraphs hereof are for reference and convenience purposes only and do not constitute a part of this Agreement for purposes of interpretations. References to Exhibits herein shall refer to the Exhibits attached hereto and by this reference made a part hereof.

     G. Entire Agreement. This Agreement, Exhibits and Schedules contain the entire agreement and only understanding between the Parties with respect to the subject matter hereof and supersedes all previous negotiations, agreements and understandings between the Parties and affiliates of the Parties, in connection with the subject matter covered herein, whether oral or written, and any warranty, representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either Party.

     H. Cumulative Rights. The rights of the Parties hereunder are cumulative and no exercise or enforcement by the Parties of any right or remedy hereunder. shall preclude the exercise or enforcement by the Parties of any other right or remedy hereunder which the Company or Licensee is entitled by law or equity to enforce. Nothing herein contained shall be Interpreted as to bar or waive the Parties' right to obtain any remedy available at law or in equity.

     I. Force Majeure. Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of force majeure, including but not limited to, strikes, shortages, riots, insurrection, fires, flood, storm, explosion, acts of God, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such Party. This section shall not be interpreted to relieve the Licensee from its obligation to pay as and when due all payments required to be made by Licensee under this Agreement or any purchase order. In the event of Force majeure, the affected Party shall promptly give Notice thereof to the other Party.

     J. Costs and Attorney's Fees. If a claim for amounts owed by Licensee to the Company or its affiliate is asserted in any legal proceeding before a court of competent jurisdiction, or if the Company or Licensee is required to enforce this Agreement in a judicial or arbitration proceeding, the Party prevailing in such proceeding shall be entitled to reimbursement of its costs and expenses, including reasonable accounting and attorney's fees.

     K. Costs and Expenses. Each Party shall pay its own costs and expenses in connection with this Agreement.

     L. Remedies for Breach. Licensee specifically acknowledges that the Company's services under this Agreement are unique and extraordinary and that irreparable injury will result to the Company and its business and property in the event of a breach of the terms and conditions of this Agreement to be performed by Licensee. Licensee agrees that in the event of his breach of any of the terms and conditions of this Agreement to be performed by Licensee, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enjoin Licensee from performing services for or disclosing information to any other person, firm or corporation in violation of any of the terms of this Agreement, and to obtain damages for any breach of this Agreement. The remedies provided herein shall be cumulative and in addition to any and all other remedies which any party may have at law or in equity.

     M. Authorization. The Licensee shall provide the Company with a certified copy of its resolution authorizing this transaction. Facsimile copies of signature pages are binding.

IN WITNESS WHEREOF, and by their signatures below, the parties herto acknowledge that they have read, understand and agree to all of the terms and provisions of this Agreement and have caused this Agreement to be executed as of the date first above written with the full authority of the Company they represent.

The Company:                            Licensee:

FOUNTAIN FRESH INTERNATIONAL.           KATORI CONSULTANTS, LTD.,
a Utah corporation                      a British Virgin Islands
                                        corporation


/s/ Richard J. Maynes                   /s/ Eric Montandon
-------------------------------         --------------------------------------
By:  Richard J. Maynes                  By:  Eric Montandon
Its: President                          Its: Managing Director

                                   EXHIBIT "A"

                                    PRODUCTS

Beverage Center Equipment
-------------------------

        EA96 Beverage Center 2000
        MS96 Beverage Center 2000

 Syrups
-------
        Fountain Fresh Carbonated Beverage Syrups
        Fountain Fresh Non-Carbonated Beverage Syrups
        Fountain Fresh Non Juice Syrups

Fountain Fresh Water
--------------------



Spare and Accessory Parts
-------------------------

        o The Beverage Center Proportioning Pumps
        o The Beverage Center Filtered Assemblies and Components
        o The Beverage Center Solenoid Block Assemblies
        o The Beverage Center PC Boards
        o Other Parts

Optional Equipment
------------------

        o The Fountain Tower
        o The Bubbler
        o The Slush Machine

Other Approved Products
-----------------------

        Modified Products and other products approved by the Company from time to time for sale and distribution by Licensee.

                                  SCHEDULE A-1

                                     ASSETS
                            INSTALLED EQUIPMENT BASE

                                   EXHIBIT "B"

                                    TERRITORY



     The United States of America, including Washington, D.C.

     The above listed Territory boundaries are acknowledged and accepted this 17th day of April, 1997.

         THE COMPANY:                         LICENSEE:

         FOUNTAIN FRESH INTERNATIONAL, INC.   KATORI CONSULTANTS, LTD.
         a Utah corporation                   a British Virgin Islands
                                              corporation


          /s/ Richard J. Maynes              /s/ Eric Montandon
          ----------------------------       ----------------------------------
          Richard J. Maynes                  Eric Montandan
                                             Managing Director

                                   EXHIBIT "C"

                                 U.S. TRADEMARKS

                                 Fountain Fresh

     In addition, the company has filed a trademark for the name "BetterStuff"" with the U. S. Patent and trademark office if accepted for registration, BetterStuff' will become the brand name for Fountain Fresh products.

                                  EXHIBIT "D"

                         PRICE AND TERMS AND CONDITIONS
                         FOR SALE OF EQUIPMENT PRODUCTS

CURRENT PRICE OF BEVERAGE CENTER EQUIPMENT
See attached Schedule.


     Terms of payment; The Beverage Center Equipment and spare parts are payable as follows: 50% of the purchase price payable with the purchase order and the balance upon delivery of the Products ordered to the carrier for shipment. The balance shall be secured by Licensee's irrevocable letter of credit payable to the Company upon delivery of the order to the carrier.

     CURRENT PRICE OF CONCENTRATES
     See attached Schedule.

     CURRENT PRICE OF SPARE PARTS
     See attached Schedule.

     CURRENT PRICE OF OPTIONAL EQUIPMENT
     See attached Schedule.

     Shipments will be made by the best carriet f.o.b. manufacturer's warehouse. All payments shall be made in U.S. dollars.

     The terms, conditions and prices may be altered, changed, amended or deleted at any time and from time to time by the Company as provided in the Agreement.

     TERMS AND CONDITIONS acknowledged this 17th day of April 1997.

     The Company:                            Licensee:
     FOUNTAIN FRESH INTERNATIONAL            KATORI CONSULTANTS, LTD.
     a Utah corporation                      a British Virgin Islands
                                             corporation

          /s/ Richard J. Maynes              /s/ Eric Montandon
          ----------------------------       ----------------------------------
          Richard J. Maynes                  Eric Montandan
                                             Managing Director

                   CURRENT PRICE OF BEVERAGE CENTER EQUIPMENT

New Beverage Center is in process of development and design. The price list will be made to Licensee available as soon as it Is prepared and ready for publication.

                          CURRENT PRICE OF SPARE PARTS

New spare parts are in the process of development and design. The price list will be made available as soon as it is prepared and ready for publication.